May 1, 1996


Securities and Exchange Commission
Washington, D.C.  20549


Re:       Work Recovery, Inc.
          File No. 0-18695


Dear Sir or Madam:

We have read item 4 of the Form 8-K of Work Recovery, Inc. dated
April 29, 1996, and agree with the statements contained therein.

Sincerely,


/s/ LA VOIE, CLARK, CHARVOZ & MAY, P.C.
La Voie, Clark, Charvoz & May, P.C.